UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2016

CENTURY COMMUNITIES, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-36491	68-0521411
(Commission File Number)	(I.R.S. Employer Identification Number)

8390 East Crescent Parkway, Suite 650 Greenwood Village, Colorado	80111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 770-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 11, 2016, Century Communities, Inc. (the “Company”) entered into amended and restated employment agreements (the “Amended Employment Agreements”) with each of its Co-Chief Executive Officers, Dale Francescon and Robert J. Francescon. Each of the Amended Employment Agreements has an initial term of five (5) years, and provides for automatic one-year extensions after the expiration of the initial term, unless either party provides the other with at least ninety (90) days’ prior written notice of non-renewal.

The Amended Employment Agreements provide for, among other things, an annual base salary of $800,000 for each of the executives, subject to future increases from time to time at the discretion of the compensation committee of the Company’s board of directors. The agreements also provide for the ability of each of the executives to earn an annual cash bonus with a target annual bonus amount equal to 150% of then-current annual base salary, and a maximum annual bonus amount of up to 300% of then-current annual base salary, based on the satisfaction and performance of discretionary goals to be established by the compensation committee. In addition, under the Amended Employment Agreements, each executive is entitled to the same vesting of future equity awards as vesting that he received on past awards. Each executive also receives up to $2,500 per month automobile and cell phone allowance and a $2,500 per month life insurance premium reimbursement, as well as such other fringe benefits and perquisites as are provided to other senior executives of the Company generally.

Under the Amended Employment Agreements, the Company may terminate each executive’s employment at any time, with or without Cause (as defined in the Amended Employment Agreements), and each executive may terminate his employment with the Company with or without Good Reason (as defined in the Amended Employment Agreements). If, during the term of the Amended Employment Agreement, the Company terminates the executive’s employment for Cause or if the executive resigns voluntarily and without Good Reason, the executive will be entitled to receive (i) any earned but unpaid annual base salary, reimbursement of expenses incurred prior to the date of termination and accrued but unused vacation through the date of termination (collectively, the “Accrued Benefits”), and (ii) any other benefits that have been earned and accrued prior to the date of termination (the “Other Benefits”). In addition, he will be entitled to receive the benefit of any vested equity granted pursuant to outstanding equity awards.

If, during the term of the Amended Employment Agreement, the Company terminates the executive’s employment due to disability, the executive’s employment terminates due to his death, or the executive’s employment terminates due to his retirement (as defined below), the executive or his estate will be entitled to (i) the Accrued Benefits; (ii) the Other Benefits; (iii) in lieu of the annual bonus for the fiscal year in which his employment terminates, a lump sum cash payment equal to the prorated amount of the annual bonus that would have become payable for the fiscal year if employment had not been terminated, based on performance actually achieved that year (determined by the board of directors of the Company following completion of performance year); (iv) equity awards that the executive would have received for the fiscal year in which the executive’s employment terminated, on a prorated basis through the date of termination, as though his employment had not terminated, and assuming that all conditions or parameters to such receipt at the target level have been fully satisfied; (v) in the case of the executive’s death or disability, the immediate vesting as of the date of termination of all equity awards granted to him under the Company’s equity incentive plans; and (vi) the Company shall pay the employer’s portion of the executive’s COBRA premiums during any time in which the executive elects COBRA continuation coverage for up to thirty (30) months following the date of termination, unless the executive becomes eligible to receive coverage under another comparable medical plan. For purposes of the Amended Employment Agreements, “retirement” means the executive’s voluntary termination of his employment upon satisfaction of the following conditions: (a) the executive has reached (or will reach on or after the termination date) the age of sixty (60) along with at least eighteen (18) years of employment with the Company (for purposes of the Amended Employment Agreements, each executive’s employment with the Company is deemed to have commenced on November 1, 2000); and (b) the executive provides the Company with a termination notice stating his intent to terminate his employment due to retirement at least ninety (90) days in advance of the termination date.

If during the term of the Amended Employment Agreement, the Company terminates either executive’s employment without Cause or if the executive terminates his employment for Good Reason, he will be entitled to (i)

the Accrued Benefits; (ii) a lump sum cash payment in an amount equal to the sum of three (3) times his then-current annual base salary (the “Base Severance”); (iii) in lieu of the annual bonus for the fiscal year in which his employment terminates, a lump sum cash payment equal to the prorated amount of the annual bonus that would have become payable for the fiscal year if employment had not been terminated, based on performance actually achieved that year (determined by the board of directors of the Company following completion of performance year); provided, that, if the date of his termination is within the initial term, the amount received shall be no less than the maximum allowable annual bonus that he could have been paid for such year pursuant to the terms of the applicable Amended Employment Agreement (the “Prorated Bonus”); (iv) equity awards that the executive would have received for the fiscal year in which the executive’s employment terminated, on a prorated basis through the date of termination as though his employment had not terminated, and assuming that all conditions or parameters to such receipt at the target level have been fully satisfied; (v) the immediate vesting as of the date of termination of all equity awards granted to him under the Company’s equity incentive plan; and (vi) the Company shall pay the employer’s portion of the executive’s COBRA premiums during any time in which the executive elects COBRA continuation coverage for up to thirty (30) months following the date of termination, unless the executive becomes eligible to receive coverage under another comparable medical plan.

The Amended Employment Agreements also provide that if termination without Cause or for Good Reason of the executive occurs within twenty four (24) months following a “change in control” (as defined in the Amended Employment Agreements), in addition to the foregoing payments and benefits (but in lieu of Base Severance and Prorated Bonus), the executive will be entitled to receive a lump sum payment amount equal to three (3) times the higher of the following: (A) the sum of his annual base salary and target annual bonus for the year in which the date of termination occurs; or (B) the sum of his average annual base salary and average annual bonus for the three completed fiscal years immediately preceding the date of termination.

The Amended Employment Agreements also contain customary non-competition, non-solicitation, and confidentiality provisions that apply during the term of the agreements and for two years after the termination of their employment for any reason.

The foregoing summary of the Amended Employment Agreements does not purport to be complete and is qualified in its entirety by reference to the complete terms of the Amended Employment Agreements, which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 11, 2016, the Company held its 2016 annual meeting of stockholders (the “Annual Meeting”). As of the close of business on March 28, 2016, the record date for the Annual Meeting, there were 21,126,121 shares of Common Stock, par value $0.01 per share, of the Company outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock was entitled to one (1) vote. Stockholders of an aggregate of 18,191,161 shares of Common Stock entitled to vote at the Annual Meeting, representing 86.11% of the outstanding shares of Common Stock of the Company as of the record date, and which constituted a quorum thereof, were present in person or represented by proxy at the Annual Meeting.

The matters submitted for a vote at the Annual Meeting and the related results are set forth below.

Proposal No. 1 –	The five director nominees proposed by the Board of Directors of the Company were elected as directors to hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified by the following final voting results:

	Votes For	Votes Against	Broker Non-Votes
Dale Francescon	16,476,520	420,114	1,294,527
Robert J. Francescon	16,471,336	425,298	1,294,527
James M. Lippman	16,719,770	176,864	1,294,527
Keith R. Guericke	16,719,770	176,864	1,294,527
John P. Box	16,715,189	181,445	1,294,527

Proposal No. 2 –	The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016 was approved by the following final voting results:

Votes For	Votes Against	.Votes Abstained	Broker Non-Votes
18,113,365	39,864	37,932	0

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Amended and Restated Employment Agreement, dated as of May 11, 2016, between the Company and Dale Francescon.

10.2	Amended and Restated Employment Agreement, dated as of May 11, 2016, between the Company and Robert J. Francescon.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 17, 2016	CENTURY COMMUNITIES, INC.

	By:	/s/ David Messenger
Name: David Messenger
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amended and Restated Employment Agreement, dated as of May 11, 2016, between the Company and Dale Francescon.

10.2	Amended and Restated Employment Agreement, dated as of May 11, 2016, between the Company and Robert J. Francescon.